UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2008

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	333-127405	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 South Flower Street, Suite 3100, Los Angeles, California 90071

(Address of principal executive offices)

(609) 683-4900 or (213) 683-4222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 5, 2008, we acquired a fee interest in Lakeside Office Center, located at 2850 Lake Vista Drive, in Lewisville, Texas, or Lakeside, from Lakeside Office Center, LP, an unrelated third-party. We acquired Lakeside for approximately $17.7 million, exclusive of customary closing costs, which was funded using net proceeds from our initial public offering. Upon closing, we paid our investment advisor, CBRE Advisors LLC, an acquisition fee of approximately $177,000. This acquisition fee is not included in the $17.7 million total acquisition cost of Lakeside.

Lakeside consists of a 98,750 square foot, three-story office building and surface parking lot completed in August 2006. The building is 96% leased to several tenants, one of which is Teachers Insurance and Annuity Association of America (TIAA) who occupies 67,516 square feet.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements. To be filed by amendment. Pursuant to Item 9.01 of Form 8-K, the registrant hereby undertakes to file financial statements filed in response to this item on an amendment to the Current Report on Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

March 11, 2008	By:	/s/ Jack A. Cuneo
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer